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Exhibit 5.5

[SULLIVAN & CROMWELL LLP LETTERHEAD]

May 5, 2004

Ministère des Finances du Québec,
12 rue Saint-Louis,
Québec, Québec
Canada G1R 5L3

Dear Sirs:

        As special United States tax counsel to Québec in connection with the sale by Québec of its U.S.$1,000,000,000 4.875% Global Notes Series PY due May 5, 2014 (the "Notes"), we hereby confirm to you our advice as set forth under the heading "Tax Matters — United States Taxation" in the Prospectus Supplement dated April 26, 2004 to the Prospectus dated June 19, 2001 relating to the Notes, subject to the limitations noted therein, and consent to the filing of this letter as an exhibit to the amendment to Form 18-K to be filed by Québec.

        By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Sullivan & Cromwell LLP

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